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                                                              EXHIBIT 10.10

                                  HBO & Company
                                       and
                                 HealthDesk(TM)


                               MARKETING AGREEMENT

     This Marketing Agreement ("Agreement") is made and entered into as of this 30th day of September, 1997, ("Effective Date") by and between HealthDesk(TM), Corporation ("Business Partner"), a California corporation with its principal place of business at 2560 Ninth Street, Suite 220, Berkeley, California 94710, and HBO & Company of Georgia ("HBOC"), a Delaware corporation with its principal place of business at 301 Perimeter Center North, Atlanta, Georgia 30346.

                              STATEMENT OF PURPOSE

    A. HBOC is in the business of developing proprietary computer software applications, integrating them with software developed by others and distributing the integrated software product together with associated hardware and services in order to provide comprehensive information solutions desired by healthcare providers.

    B. Business Partner owns, distributes and supports certain computer software known and marketed as HealthDesk(TM) OnLine, and HealthDesk(TM) OnLine for Diabetes which are consumer software packages that leverages the Internet to provide a confidential information and resource link between the consumer and the healthcare provider.

    C. HBOC desires to acquire and Business Partner desires to grant to HBOC a license to market, sublicense and distribute HealthDesk(TM) Online together with other HBOC products and services to HBOC customers and prospects under the terms and conditions of this Agreement.

                                    AGREEMENT

    In consideration for the mutual promises set forth below, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. The following capitalized terms used in this Agreement shall have the following meanings:

    1.1 "Affiliates" means any entity controlling, controlled by, or under common control with, either party to this Agreement.

    1.2 "BP Software" means the operating system software, application software or other software products which are proprietary to Business Partner or for which Business Partner has the right to distribute and which comprise the software set forth on Exhibit A, including: (a) the machine-executable object code version of the user-loadable programs which Business Partner makes generally available including all options, database interfaces, operating system and hardware versions, now or hereinafter developed; (b) Documentation; (c) any modifications, revisions, Corrections, Enhancements, New Releases or replacements for all of the foregoing items; and (d) authorized copies of all of the foregoing items.

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    1.3    "Consumer Price Index" means, as of any date, the Consumer Price
           Index for All Urban Consumers, U.S. City Average, published by the U.S. Bureau of Labor Statistics (base year 1982-84=100, except that, if the base for the Index is so changed that 1982-84 prices no longer represent 100, an appropriate adjustment will be applied to the published indices so as to relate them to the aforesaid base in which 1982-84 prices represent 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor as of the most recent calendar month for which the Index is published prior to such date. In the event that the Consumer Price Index is discontinued, the parties shall agree to a substantially similar government index or publication as a reasonable replacement.

    1.4 "Correction(s)" means a modification, revision or supplement to the BP Software which makes such software perform functions it was designed to perform or corrects defects or "bugs".

    1.5 "Distributor(s)" means HBOC and those entities which (at the time in question) are authorized by HBOC either as distributor or agent to distribute other software marketed by HBOC. Additional Distributors may be added by HBOC during the term of this Agreement so long as HBOC requires any such entity to execute a written agreement with HBOC containing terms and conditions substantially similar to those contained in this Agreement for the protection of Proprietary Information.

    1.6 "Documentation" means the full and complete documentation in any media and form (CD, hard copy, electronic, etc.) for BP Software, including all programmer, user, training, operating, support and other manuals, technical specifications and documents and manuals relating to the installation, implementation, use, maintenance, testing and operation of BP Software, together with all revisions, updates and other modifications thereto as Business Partner may make from time to time.

    1.7 "Enhancement(s)" means modifications, revisions, additions or supplements to the BP Software which enables such software to provide or perform services or functions it could not previously perform or materially improves the manner in which the BP Software performs existing functions.

    1.8 "HBOC Customer(s)" means the (i) current customers of HBOC which have licensed HBOC Software or purchased from HBOC services or hardware, and (ii) prospective customers to whom HBOC is marketing or with whom HBOC is negotiating for the license of HBOC Software or the sale of hardware or HBOC services. The term "HBOC Customer" shall include Affiliates of any HBOC Customer.

    1.9 "End User (s)" means the person(s) who register with HBOC Customers for the license and use of the Business Partner Software.

    1.10 "HBOC Software" means the computer software now or hereafter marketed and licensed by HBOC (whether developed by HBOC or licensed to HBOC with a right to sublicense to HBOC Customers, excluding BP Software) for use by HBOC Customers.

    1.11 "List Price(s)" means Business Partner's retail, non-discounted, standard charges to third parties for BP Software, as contained in the price list, a current copy of which is attached hereto as Exhibit B, and which may be updated from time to time during the term of this Agreement.

    1.12 "New Release(s)" means all modifications, revisions, Enhancements, Corrections or replacements for BP Software and related Documentation which Business Partner has agreed to provide pursuant to this Agreement or which Business Partner makes available to its customers in general from time to time at no additional license fee. This definition excludes new disease and life stage modules.

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    1.13   "Proprietary Information" means any data or information regarding (i)
           the business operations of a party which is not generally known to the public and affords such party a competitive advantage, including but not limited to, information regarding its products and product development, suppliers, marketing strategies, finance, operations, customers, sales, and internal performance results; (ii) proprietary software, including but not limited to: concepts, designs, documentation, reports, data, specifications, source code, object code, flow charts, file record layouts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable; and (iii) the terms and conditions of this Agreement.

    1.14 "Royalty(ies)" means an amount, calculated in U.S. Dollars, equal to a percentage of Business Partner's List Price or a fixed fee for BP Software, as set forth on Exhibit C, which is due Business Partner for each Sublicense.

    1.15 "Source Code" means the statements which define the BP Software functions which, when assembled or compiled become the executable code of the BP Software and includes both the human readable and machine readable forms; however, it shall not include the source code for any third party software contained in the BP Software.

    1.16 "Sublicense(s)" means a non-exclusive, non-transferable (except as set forth in Section 15.11) right granted by HBOC to a HBOC Customer under a Sublicense Agreement to use an object code copy of the BP Software regardless of whether such use is in connection with the license and use of HBOC Software.

    1.17 "Sublicense Agreement" means the terms and conditions pursuant to which HBOC Customer will be licensed to use BP Software, such terms and conditions to include at a minimum the terms and conditions set forth in Exhibit E.

    1.18 "Territory" means the geographical area and territories listed in Exhibit F. The Territory may be extended pursuant to the mutual written agreement of the parties.

2. TERM.

    2.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of three (3) years ("Initial Term"), unless earlier terminated as provided for below in
           Article 14. Thereafter, this Agreement will automatically renew for successive terms of one (1) year each ("Renewal Terms"). Either party may terminate this Agreement without cause at the end of the Initial Term or any Renewal Term by providing at least one hundred and twenty days (120) days prior written notice to the other party.

3. LICENSE.

     3.1 License Grant. Business Partner hereby grants HBOC, its Affiliates and Distributors, a non-exclusive, non-transferable (except as set forth in Section 15.11), license to use BP Software in the Territory on any computer system operated by HBOC for the purposes of testing, developing, interfacing and integrating the BP Software with HBOC Software and for marketing, demonstrating, educating, installing and supporting BP Software. Additionally, HBOC shall have the right to incorporate all or portions of the Documentation into documentation created by HBOC for HBOC Software, provided that HBOC identifies such Documentation or portions thereof as being proprietary to Business Partner.

        3.1.1 At HBOC's option, Business Partner shall grant to HBOC and HBOC's employees **** licenses for the BP Software to use for a **** per employee. Thereafter, HBOC, at its option, may renew the trial licenses and purchase additional licenses, upon the signing of a mutually agreed upon contract between HBOC and Business Partner, for its employees for a period of one year for **** per employee.

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    3.2    Sublicenses. Business Partner further grants HBOC, its Affiliates and
           Distributors, a non-exclusive, non-transferable (except as set forth in Section 15.11), license to (a) distribute the BP Software in the Territory to HBOC Customers, provided HBOC first obtains a written Sublicense Agreement (the license term of which may be perpetual);
           and (b) provide data processing and facility management or outsourcing services to HBOC Customers. HBOC, its Affiliates and Distributors may also grant Sublicenses which permit HBOC Customers to access their data within the BP Software by means of remote access (e.g., electronic transfer, remote dial-in, etc.) for the purposes of supplementing, modifying, deleting, reporting or reviewing data. HBOC Customers shall be prohibited from using BP Software to process data for unrelated third parties; however, this restriction shall not apply to local or remote access by Affiliates of HBOC Customers, such as physicians and outpatient facilities or any third party which is operating, supporting or using BP Software for or on behalf of HBOC Customers, which access and use is expressly permitted. HBOC shall be solely responsible for negotiating the terms of the Sublicense Agreements. Business Partner shall secure and keep confidential any information about HBOC Customers and their End-Users that resides on the Business Partner's server. In the event that an HBOC Customer wants to access its End-Users information that resides on the Business Partner's server, before Business Partner will distribute the information, the HBOC Customer must obtain authorization and consent from the End-Users.

    3.3 Copies. HBOC and its Affiliates and Distributors may make copies of BP Software for the functions required or permitted in this Article 3 and may also make a reasonable number of copies of BP Software for purposes for archival, backup and disaster recovery. HBOC will use reasonable efforts to reproduce all Business Partner copyright, confidentiality and proprietary notices on each copy.

3.4     Trademarks.

         3.4.1 Business Partner grants HBOC a non-exclusive, non-transferable (except as set forth in Section 15.11) right to use and display, at HBOC's discretion, Business Partner's trademarks to advertise and promote the BP Software. HBOC shall use such trademarks in accordance with Business Partner's published guidelines, a copy of which shall be delivered to HBOC promptly following execution of this Agreement. HBOC shall not receive any ownership in or to Business Partner's trademarks as a result of such use. HBOC shall not use any of Business Partner's trademarks, service marks, logos, or slogans in any manner likely to confuse, mislead, or deceive the public, or to be adverse to the best interests of Business Partner.

          3.4.2 HBOC grants to Business Partner limited permission to use the HBOC's trademarks solely to identify itself as a partner of HBOC. Business Partner shall use such trademarks in accordance with the guidelines established by HBOC (from time to time), a current copy of which is attached to this Agreement as Exhibit
                 K. Business Partner shall submit all such materials to HBOC for prior review and approval. Business Partner shall not use any of HBOC's trademarks, service marks, logos, or slogans in any manner likely to confuse, mislead, or deceive the public, or to be adverse to the best interests of HBOC.

     3.5 HBOC Co-Branding. Notwithstanding anything to the contrary in this Agreement, HBOC shall have the right , with mutual agreement with HBOC's Customers, to incorporate HBOC's logo and other information in the Business Partner Software and sublicenses to HBOC Customers. HBOC's logo and other information will co-exist with Business Partner's logo and information.

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 4. SOURCE CODE ESCROW.

         4.1 Escrow Account. Within thirty (30) days following the execution of this Agreement, Business Partner shall place the Source Code into an escrow account with a reputable, financially sound, industry recognized third party consented to by HBOC to act as the escrow agent ("Escrow Agent") under the terms of a mutually acceptable escrow agreement (the "Escrow Agreement"). A fully executed copy of the Escrow Agreement, together with a receipt from the Escrow Agent acknowledging receipt of the Source Code, shall be delivered to HBOC within five (5) days after execution of the Escrow Agreement. In addition to the initial delivery of Source Code, Business Partner shall deliver to the Escrow Agent, within thirty (30) days following general availability, copies of all New Releases of the BP Software, and shall provide HBOC with receipts of such additional deposits, executed by the Escrow Agent. Business Partner shall be responsible for all costs incurred in connection with the Escrow Agreement.

         4.2 Release of Source Code from Escrow Account. In the event that Business Partner (a) becomes insolvent or ceases to carry on business, and the business of Business Partner is not carried on by a receiver or trustee or assignee; or (b) Business Partner discontinues or fails to provide the BP Software or support or maintenance of the BP Software in accordance with the terms of this Agreement for any reason whatsoever, then HBOC shall have the right to acquire a copy of the Source Code for the purpose of developing, maintaining, modifying and marketing the BP Software in accordance with the terms of this Agreement so long as HBOC continues to pay the appropriate fees due to Business Partner hereunder times a factor of (i) 1.0 in the first year; (ii) .75 in the second year; (iii) .5 in the third year; (iv) .25 in the fourth year; and (v) zero in further years

5.  DELIVERY.

           5.1 Initial Delivery. Business Partner shall deliver to HBOC, at no charge, a reasonable number of copies of the most recent version (unless HBOC specifies a different available version) of BP Software and Documentation for use by HBOC in accordance with the terms and conditions of this Agreement within fifteen
                  (15) days after the Effective Date.

           5.2 New Releases. Business Partner shall deliver to HBOC or make available to HBOC via downloads from the Business Partner Home Page at no additional charge and within thirty (30) days after general availability by Business Partner, a reasonable number of copies of New Releases and Documentation related to such New Releases for internal use by HBOC, its Affiliates and Distributors. Business Partner shall deliver New Releases to HBOC Customers or make available to the HBOC Customers via downloads from the Business Partner Home Page at no additional charge and within thirty (30) days after general availability by Business Partner.

            5.3 Customer Delivery. Business Partner shall deliver the BP Software to HBOC Customers as soon as possible (and in any case, no later than seven (7) days), after receipt of a purchase order from HBOC (subject to a Sublicense Agreement). Business Partner shall be responsible for installation and implementation of the Business Partner Software for HBOC Customers.

            5.4 New Products. Business Partner new products will be added to this Agreement when generally available for distribution, to be sold by HBOC.

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6.  MARKETING.

           6.1 Generally. HBOC will use reasonable efforts to market the BP Software. It is the parties' intention that HBOC, or its Affiliates or Distributors, be the single channel through which HBOC Customers procure BP Software; and all agreements, licenses, orders and invoices for the BP Software shall be by and between HBOC (or its Affiliate or Distributor) and an HBOC Customer.

           6.2 Marketing Activities. HBOC and Business Partner, as appropriate, may perform some or all of the following marketing activities:

                6.2.1 Press Releases. Subject to each party's prior written approval, issue a press release announcing the creation of the marketing relationship and additional press releases from time to time to publicize other significant events regarding joint business developments.

                6.2.2 Marketing Collateral. Work together to develop articles or entries regarding BP Software for the HBOC marketing publications, including without limitation: Fact Sheets, Business Partner Solutions Directory, HBOC Sales Manual and For Your Arsenal, and any other marketing publications released by HBOC from time to time during the term of this Agreement. All cost associated with the production of marketing collateral will be at HBOC's expense. Business Partner will provide HBOC free of charge Business Partner logo and any necessary art work for HBOC to incorporate into the marketing collaterals. HBOC shall include references to the BP Software in presentations, as appropriate, and shall be responsible for the design and development of marketing collateral for the BP Software.

                6.2.3 RFP Responses. Recommend BP Software as a solution in responses to requests for proposals ("RFP's") from HBOC Customers, provided Business Partner cooperates with HBOC in the preparation of such responses, such cooperation to include, without limitation, ensuring the accuracy of HBOC's responses to questions regarding BP Software contained in RFP's, the development and update of standard information required to support HBOC responses to RFP's, and support to HBOC's RFP Specialists as required in connection with clarifications to RFP responses.

                6.2.4 Demonstrations. Business Partner shall provide HBOC a reasonable amount of sales support which may include demonstrations of the BP Software, either at an HBOC or HBOC Customer site, and attendance at sales presentations by HBOC.

                6.2.5 Representatives. Each party shall assign a representative who shall serve as that party's point-of-contact or facilitator between the parties on all matters arising under this Agreement. The representatives shall meet on a mutually agreed upon basis to review and coordinate all activities under this Agreement, including development, support, marketing, and sales, and to amicably resolve any disputes which may arise under this Agreement.

                6.2.6 Sales Training and Assistance. From time to time and at no charge to HBOC, upon mutually agreeable terms and conditions, HBOC and Business Partner may organize and hold sales training workshops for the BP Software. Business Partner agrees to respond timely and effectively to reasonable requests for assistance from HBOC in order to promote the license of the BP Software by HBOC.

                6.2.7 Business Partner Database. HBOC will include information about Business Partner and BP Software in HBOC's Business Partner Database for use by HBOC sales representatives, Affiliates, Distributors and others.

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                6.2.8. Trade Show Attendance. Upon HBOC's reasonable request,
                Business Partner shall participate with HBOC at vendor fairs and healthcare informatics industry trade shows, seminars and selected user group events.

                 6.2.9. Web Page References. It is the intent of the parties to establish a web page link on each party's home page to the home page of the other party within a reasonable period of time following execution of this Agreement. HBOC will announce the new partnership on the "What's New" section of the HBOC home page and provide a link to the press release of the partnership on Business Partner's Homepage.

                6.2.10. Business Partner Reference. As appropriate and reasonable, and at HBOC's discretion, may serve as a Business Partner reference and assist Business Partner in putting together a white paper after HBOC employees have used the BP Software for fifteen (15) months.

7. BUSINESS PARTNER RESPONSIBILITIES. During the term of this Agreement, Business Partner shall provide the following support and resources to HBOC:

    7.1. Technical Support for HBOC. Business Partner shall provide to HBOC, at no additional charge, reasonable technical support and consultation from Business Partner's designated offices by way of telephone, bulletin boards or other electronic means, to assist HBOC in the resolution of problems encountered by HBOC in the operation, configuration, implementation and support of BP Software seven (7) days per week, twenty-four (24) hours each day. Such support shall include best efforts by Business Partner to verify, diagnose and correct errors and defects in the BP Software in accordance with the support and escalation procedures set forth at Exhibit I. Business Partner agrees to support the release immediately prior to the New Release of the BP Software for a minimum of twelve (12) months after the general availability of a New Release.

    7.2 Pre-releases. Upon HBOC's reasonable request, Business Partner shall provide newly developed or beta versions ("Pre-releases") of BP Software for review, evaluation, training and planning purposes, provided that HBOC makes available to Business Partner a written critique of such Pre-release software after completing its evaluation. Business Partner shall make Pre-releases available to HBOC no later than when Business Partner makes the same available to other value added resellers of the BP Software. ANY PRE-RELEASE SOFTWARE IS PROVIDED TO HBOC "AS IS" AND BUSINESS PARTNER MAKES NO WARRANTIES AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES REGARDING THE PRE-RELEASE SOFTWARE.

    7.3 Participation in Development. HBOC may, upon mutual agreement, participate in any development councils or other customer steering committees which Business Partner may establish to gather input for the future direction and ongoing development of BP Software. Business Partner shall also provide HBOC with frequent communication regarding contemplated New Releases, Enhancements, and other product directions, including providing HBOC with copies of BP Software under development in order that HBOC may fully utilize all the features of the BP Software as early as is technically feasible, all of which shall be provided to HBOC no later than provided to any third party.

    7.4 HBOC Training. Business Partner shall provide to HBOC, at no additional charge, adequate initial training and re-training as reasonably necessary and requested by HBOC on the use, operation and installation of BP Software. All training shall be conducted by qualified personnel at such facilities and at such times mutually agreed to by the parties, it being contemplated that initially Business Partner's personnel shall provide such training in one or more sessions at HBOC's offices. Unless otherwise expressly agreed, travel and living expenses incurred by each party in connection with the training shall be the responsibility of the party incurring the expenses.

    7.5 Professional Services. Business Partner shall make professional services available to HBOC beyond the scope of those provided in this
           Article 7 on mutually acceptable terms and conditions; however the rates payable by HBOC for such services shall not exceed Business Partner's then current rates in any event.

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    7.6    Access to Source Code. Business Partner shall provide HBOC with access to the Source Code of such portions of the BP Software as may be reasonably necessary for any application or database interfaces or integration HBOC may desire to create.

    7.7 Continued Development of BP Software. Recognizing that a significant portion of a customer's perceived value in any software is the developer's continued investment in improved and enhanced versions thereof, Business Partner shall devote appropriate resources to developing improved and enhanced versions of the BP Software (including versions designed to be compatible with new hardware, database, presentation/windowing, and operating system features and versions with improved and additional features).

    7.8 New Versions. The parties acknowledge that in order to support the continuing development and enhancement of the Business Partner Software and related products, it may be desirable for Business Partner to invest significantly in special research and development projects or to license third party technology to provide material enhancements to the Business Partner Software which are beyond customary incremental improvements. It is expressly understood that the agreed to royalties as provided herein do not cover such material enhancements and that the terms and conditions regarding the license of any such material enhancements shall be subject to good faith negotiations between the parties.

    7.9 Sale of Line of Business. In the event that HBOC should transfer any line of business whose software products are dependent on the BP Software, Business Partner shall not unreasonably refuse to enter into a distributorship agreement with the buyer of such product line on terms comparable to Business Partner's then current terms for such a relationship.

    7.10 Marketing Literature; Sales Support. Business Partner shall provide and distribute a reasonable number of copies of its BP Software marketing literature to appropriate HBOC sales and marketing personnel Business Partner shall respond timely and effectively to HBOC requests for information and sales assistance

8. HBOC RESPONSIBILITIES. During the term of this Agreement, HBOC shall provide the following resources:

    8.1 Customer Support. Business Partner shall be responsible for support to HBOC customers. HBOC shall provide HBOC Customer the name and phone number for Business Partner Technical support. The Business Partner will be the first point of contact for maintenance and support. Business Partner will perform the installation of the BP Software and the training of HBOC Customer personnel in the use of the BP Software or HBOC, may at its option, either perform the installation or the BP Software and training of the HBOC Customer personnel in the use of the BP Software. Business Partner shall provide appropriate levels (both in quantities and experience) of staff to support HBOC in answering technical questions, as specifically set forth in Section 7.1 of this Agreement, identifying and resolving errors in the BP Software, and providing temporary solutions to BP Software errors which are not immediately resolvable. In accordance with procedures established by the parties, Business Partner shall prioritize work on error corrections and shall from time to time provide HBOC with New Releases incorporating such error corrections.

    8.2 New Releases. HBOC shall use reasonable efforts to interface BP New Releases with HBOC Software. While it is the parties' desire that the BP Software contain the New Releases, they acknowledge that the BP Software is complex and that such changes may require substantial development efforts on behalf of HBOC, third parties and HBOC Customers, and that whether the New Releases are interfaced with HBOC Software is in the sole discretion of HBOC.

    8.3 Sublicense Agreement Enforcement. In the event HBOC becomes aware of a breach of a Sublicense Agreement by an HBOC Customer which affects Business Partner's rights it shall use commercially reasonable efforts to enforce the terms of the Sublicense Agreement, using no less efforts that HBOC would use to protect its own rights under similar circumstances.

9. PRICES AND PAYMENT.

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    9.1    List Prices. List Prices for the BP Software and any associated services are set forth on Exhibit B. HBOC shall unilaterally determine the fees to be charged to HBOC Customers for the BP Software, including without limitation, software license fees, standard implementation, standard customization and support fees. Quotes for special and other non-standard charges will be quoted by Business Partner.

    9.2 License & Sublicense Fees. For each Sublicense of BP Software and resale of BP Services to an HBOC Customer, HBOC agrees to pay Business Partner the List Prices on Exhibit B less the applicable Discount as set forth on Exhibit C, exclusive of taxes. Business Partner reserves the right to increase the List Prices on Exhibit B no more than once in any consecutive twelve (12) month period, upon at least one-hundred-eighty (180) days prior written notice to HBOC. No annual increase for BP Software or BP Services shall exceed the lesser of (i) an amount no greater than the percentage of any increase over the preceding 12-month period in the Consumer Price Index or (ii) five percent (5%).

     9.3 Software Maintenance Fees. In consideration for the New Releases provided by Business Partner pursuant to Section 5.2, Business Partner shall be entitled to annual software maintenance fees as set forth in Exhibit B. No software maintenance fee shall be due Business Partner for (a) HBOC Internal Licenses, or (b) Sublicenses of the BP Software which are not supported by BP and for which New Releases from Business Partner are not requested. Support fees will accrue beginning one (1) year after fulfillment of the initial order for the BP Software and shall paid annually, during the first calendar quarter of each year. The first annual support fee for each HBOC Customer shall be prorated through December 31 of the calendar year in which it becomes due.

     9.4   Invoices.

           9.4.1 Sublicenses and HBOC Internal Licenses: Upon fulfillment of any order by Business Partner for a Sublicense or an HBOC Internal License, Business Partner shall issue an invoice to HBOC for the total amount due.

           9.4.2 Software Maintenance Fees for Sublicenses: Business Partner shall issue separate invoices for annual software maintenance fees for Sublicenses at such time that these fees become due.

    9.5 Payment Terms. HBOC shall pay all invoices submitted by Business Partner within sixty (60) days of receipt. HBOC reserves the right to withhold payment to Business Partner for invoices, to and only to the extent, which HBOC disputes in good faith. The parties agree to use reasonable efforts to settle such payment disputes within 60 days. If HBOC and BP, reasonably agree that HBOC must refund all or a portion of the fees collected for BP Software, BP Interface or BP Services to an HBOC Customer and Business Partner has been paid by HBOC in accordance with this section, then HBOC shall deduct from the next payment to Business Partner the amounts refunded to the HBOC Customer.

    9.6 Exclusivity. During the term of this Agreement, Business Partner will not market the Business Partner Software to the companies listed in Exhibit D. This exclusivity applies only if HBOC meets or exceeds cumulative revenue targets in Exhibit D. Revenue targets will be reconciled quarterly, 60 days after the close of the quarter. (e.g., The calendar quarter beginning January 1 and ending March 31 would be due on May 31). In the event the cumulative revenues at the end of any given quarter is less than the targeted amount, then Business Partner may, at its option, terminate this exclusivity clause. Alternatively, HBOC may, at its option, elect to continue the exclusivity terms of this agreement by paying to Business Partner a lump sum equal to the difference between the quarterly cumulative revenue target and the amount of cumulative revenues actually received by Business Partner. Such sum shall serve as a non-refundable prepay against which future Sublicense may be applied.

    9.7 Taxes. HBOC shall be responsible for payment of any sales or use or similar taxes (except those based on income to Business Partner) relating to the sublicense of BP Software or the resale of BP Services to HBOC Customers under this Agreement.

    9.8 Expenses. Except as otherwise specified in this Agreement or agreed to by the parties, each party shall be solely responsible for its own travel and out-of-pocket expenses, including postage and other delivery expenses, incurred in the performance of its obligations under this Agreement.

    9.9 Exclusive Payment. This Article 9 is the exclusive statement of the payments to which Business Partner shall or may be entitled with respect to the subject matter of this Agreement.


    10. PROPRIETARY RIGHTS AND CONFIDENTIALITY.

    10.1 Ownership and Protection. Each party agrees that it has no interest in or right to use the Proprietary Information of the other except in accordance with the terms of this Agreement. Each party acknowledges that it may disclose Proprietary Information to the other in the performance of this Agreement. The party receiving the Proprietary Information shall: (i) maintain it in strict confidence and take all reasonable steps to prevent its disclosure to third parties, except to the extent necessary to carry out the purposes of this Agreement, in which case these confidentiality restrictions shall be imposed upon the third parties to whom the disclosures are made, (ii) use at least the same degree of care as it uses in maintaining the secrecy of its own Proprietary Information (but no less than a reasonable degree of care) and (iii) prevent the removal of any proprietary, confidential or copyright notices placed on the Proprietary Information.

    10.2 Limitation. Neither party shall have any obligation concerning any portion of the Proprietary Information of the other which: (i) is publicly known prior to or after disclosure hereunder other than through acts or omissions attributable to the recipient or its employees or representatives; (ii) as demonstrated by prior written records, is already known to the recipient at the time of disclosure hereunder; (iii) is disclosed in good faith to the recipient by a third party having a lawful right to do so; or (iv) is the subject of written consent of the party which supplied such information authorizing disclosure; or (v) is required to be disclosed by the receiving party by applicable law or legal process, provided that the receiving party shall immediately notify the other party so that it can take steps to prevent its disclosure.

    10.3 Remedies for Breach. In the event of a breach of this Article 10, the parties agree that the non-breaching party may suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party may be impossible to calculate and would therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching party may be entitled to temporary, preliminary and permanent injunctive relief against the breaching party, its officers or employees, in addition to such other rights and remedies to which it may be entitled at law or in equity.

    11. WARRANTIES.
    11.1   Business Partner Warranties.

           11.1.1 Warranties of Authority and Title. Business Partner hereby warrants and represents that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was organized and has full power and authority to enter into and consummate the transactions contemplated in this Agreement; (ii) the execution, delivery and performance of this Agreement does not violate the terms of any security agreement, license, or any other contract or written instrument to which Business Partner is bound; (iii) the BP Software does not infringe any patent, trademark, copyright or trade secret of a third party; and (iv) it is not aware of any third party infringing on the rights of Business Partner with respect to the BP Software.

           11.1.2 Product Warranties. Business Partner hereby warrants and represents that BP Software, including all modifications, Corrections, Enhancements and New Releases will have the functions and features and perform as described in the Documentation and other marketing material provided to HBOC or to HBOC Customers by Business Partner during the term of this Agreement. Business Partner further warrants that prior to delivery, the BP Software have been audited and tested in accordance with Business Partner's internal quality control processes and to the best of Business Partner knowledge will be free from any virus, worm, trap door, back door, timer, clock, counter or other limiting routine, instruction or design that would erase data or programming or otherwise cause the BP Software or HBOC Software to become inoperable or incapable of being used in accordance with its documentation, and that the BP Software contains no third party software which would require HBOC to agree to any terms and conditions in addition to those set forth in this Agreement. In the event that the BP Software fails to conform to such warranties, Business Partner shall promptly and continuously provide such software support as necessary to cause the BP Software to perform as warranted. Business Partner warrants that the BP Software, to the best of Business Partner's knowledge, shall meet all Federal, state and local laws regulations and policies.

           11.1.3 Pass-Through Warranty. HBOC may assign to HBOC Customers to whom it has granted Sublicenses, its rights in, to and under the warranties and infringement indemnification set forth in this Article 11, and upon such assignment, such HBOC Customers shall have the benefit of the warranties and be subject to the limitations thereon.

     11.1.4   Disclaimer of Warranty.

           11.1.5 Business Partner makes no warranties of medical information or representations, not withstanding section 11.1.2, except as set forth in Business Partner's limited warranty which is included with the Business Partner Software and related End-User documentation in Exhibit K.

           11.1.6 BP does not warrant the output of the BP product to meet the standards or requirements which may be applicable to any End-User. Except as herein provided, BP does not make or give any representation or warranty with respect to the usefulness or the efficiency of the BP product, it being understood that the degree of success with which equipment, software programs and materials can be applied to data processing is dependent upon many factors, many of which are not under BP's control.

           11.1.7 HBOC and HBOC Customers shall not make any warranty, guarantee, or representations, express or implied, greater in scope or duration than that set forth in this Section 11.

           11.1.8 EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 11 OR OTHERWISE UNDER THIS AGREEMENT, BUSINESS PARTNER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    11.2   HBOC Warranties.

           11.2.1 Warranties of Authority. HBOC hereby warrants and represents that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was organized and has full power and authority to enter into and consummate the transactions contemplated in this Agreement; and (ii) the execution and performance of this Agreement does not violate the terms of any security agreement, license, or any other contract or written instrument and that it possesses or will possess, prior to granting the first Sublicense, the appropriate licenses and agreements with third parties necessary for the development and distribution of the BP Software.

           11.2.2 HBOC Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION
                  11.2 OR OTHERWISE UNDER THIS AGREEMENT (OR ANY OTHER AGREEMENT BETWEEN THE PARTIES) HBOC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    12. INTELLECTUAL PROPERTY INDEMNIFICATION.

           Business Partner shall indemnify, defend and hold harmless HBOC, its Affiliates and Distributors, and HBOC Customers and their officers, directors, employees agents and affiliates (collectively, for purposes of this Section 12, "HBOC Persons") from all damages, liabilities and expenses (and all legal costs including attorneys' fees, court costs, expenses and settlements resulting from any action or claim) arising out of, connected with or resulting in any way from: (i) any allegation that the possession, distribution or use (by HBOC, its Affiliates, Distributors or HBOC Customers) of BP Software infringes a patent, trademark, copyright, trade secret or other intellectual property right of a third party and (ii) the performance or use of BP Software (by HBOC, its Affiliates, Distributors or HBOC Customers). If any such claim or proceeding arises, HBOC Persons seeking indemnification hereunder shall give timely notice of the claim to Business Partner after it receives actual notice of the existence of the claim. Business Partner shall have the option, at its expense, to employ counsel reasonably acceptable to HBOC Persons to defend against such claim and to compromise, settle or otherwise dispose of the claim; provided, however, that no compromise or settlement of any claim admitting liability of or imposing any obligations upon HBOC Persons may be affected without the prior written consent of HBOC Persons. In addition, and at the option and expense of Business Partner, Business Partner may, at any time after any such claim has been asserted, and shall, in the event any BP Software is held to constitute an infringement, either procure for HBOC Persons the right to continue using that the BP Software, or replace or modify the BP Software so that it becomes non-infringing, provided that such replacement or modified BP Software has the same functional characteristics as the infringing BP Software, or, if the prior two remedies are commercially impractical, refund to HBOC all fees, costs, and charges paid by HBOC to Business Partner for that BP Software and any other BP Software reasonably rendered ineffective as the result of said infringement. HBOC shall cooperate fully in such actions, making available books or records reasonably necessary for the defense of such claim. If Business Partner refuses to defend or does not make known to HBOC Persons its willingness to defend against such claim within ten (10) days after it receives notice thereof, then HBOC Persons shall be free to investigate, defend, compromise, settle or otherwise dispose of such claim in its best interest and incur other costs in connection therewith, all at the expense of Business Partner.

    13. LIMITATION OF LIABILITY.

    13.1. Exclusion of Consequential Damages. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF THE OTHER PARTY OR ITS CLIENTS OR CUSTOMERS (INCLUDING WITHOUT LIMITATION CLAIMS FOR GOODWILL, LOST PROFITS OR USE OF MONEY) ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTIES, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EXCEPT ONLY IN THE CASE OF PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL IMPAIR OR LIMIT BUSINESS PARTNER'S INDEMNIFICATION OBLIGATIONS UNDER
           SECTION 12.

    13.2. Limitation of HBOC's Obligations. HBOC reserves the right to withhold service or otherwise cease performance of its development, marketing, maintenance and support obligations hereunder with respect to any HBOC Customer which is found by HBOC to be in default or breach of any agreement with HBOC. Upon such cessation of services, HBOC shall be relieved of its performance obligations contained in this Agreement with respect to such HBOC Customer, and shall not be found to be in breach of this Agreement by Business Partner. HBOC's aggregate liability to Business Partner for damages concerning performance or nonperformance by HBOC or in any way related to the subject matter of this Agreement, regardless of whether the claim for such damages is based on contract or tort, shall not exceed the amount received by Business Partner from HBOC during the previous twelve months for the BP Software giving rise to such claim.

    14. TERMINATION; DISPUTE RESOLUTION.

    14.1 Early Termination. Either party may terminate this Agreement immediately by notice to the other party upon the occurrence of any of the following events of default by the other party:

           (i) The other party fails to observe, perform or fulfill any of its obligations or warranties (other than confidentiality obligations) under the Agreement and fails to cure such default within thirty (30) days after the non-defaulting party gives notice of such failure;

           (ii) The other party fails to observe, perform or fulfill any confidentiality obligation imposed hereunder and fails to cure such default within ten (10) days after the non-defaulting party gives notice of such failure;

           (iii) The other party's business is liquidated, dissolved or suspended;

           (iv) The other party is prevented from performing any of its material obligations hereunder for more than ninety (90) days due to an event beyond its reasonable control as described in
                  Section xx; or

           (v) Any representation or warranty made herein by the other party is false or misleading in any material respect as of the date on which it was made or becomes false or misleading in any material respect at any time thereafter.

    14.2 Termination by HBOC. HBOC may, in its reasonable discretion, terminate this Agreement immediately by providing notice to Business Partner upon the occurrence of a change in the direct or indirect ownership (excluding any public financing) or control of Business Partner which in HBOC's opinion may adversely affect HBOC's rights, goodwill, HBOC Customer relationships or competitive position.

    14.3 Obligations After Expiration or Termination. Upon the expiration or termination of this Agreement for any reason:

           (i) Except as otherwise specified below in clause (ii), each party will promptly cease using and destroy or return to the other party all advertisements and promotional materials that bear a trademark of the other party and all Proprietary Information of such other party.

           (ii) HBOC may retain the BP Software and other Proprietary Information provided by Business Partner during the term of this Agreement solely for the purpose of performing the functions permitted under this Agreement as necessary to fulfill the provisions of Sublicense Agreements existing on the date of expiration or termination until such time as the last Sublicense Agreement expires or terminates.

           (iii) Business Partner shall continue to perform all applicable warranty and technical support and other obligations regarding that BP Software in accordance with the provisions of this Agreement for the fees negotiated in this Agreement as necessary to enable HBOC to fulfill the provisions of Sublicense Agreements existing on the date of expiration or termination of this Agreement until such time as the last Sublicense Agreement expires or terminates.

           (iv) HBOC Customers may continue to use the BP Software provided to them pursuant to this Agreement, so long as such HBOC Customers have in effect a Sublicense Agreement on the effective date of expiration or termination of this Agreement.


           (v) HBOC agrees to pay all outstanding commitments associated with any outstanding sublicense agreements.

    14.4 Survival. The provisions of the Agreement which by their nature are intended to survive termination or expiration of this Agreement shall survive expiration or termination of this Agreement.

    14.5 Dispute Resolution. In the event of a dispute between the parties and for which dispute the parties are unable to reach a mutually agreeable resolution, the dispute shall be submitted to arbitration under the commercial arbitration rules of the American Arbitration Association then in effect. There shall be one arbitrator mutually agreed to by both parties; such arbitrator shall have experience in the area of controversy. After the hearing, the arbitrator shall decide the controversy and render a written decision setting forth the issues adjudicated, the resolution thereof and the reasons for the award. The award of the arbitrator shall be conclusive. Payment of the expenses of arbitration, including the fee of the arbitrator, shall be assessed by the arbitrator based on the extent to which each party prevails.

    15. MISCELLANEOUS PROVISIONS.

    15.1 Independent Contractors. It is expressly agreed that Business Partner and HBOC are acting under this Agreement as independent contractors, and the relationship established under this Agreement shall not be construed as a partnership, joint venture or other form of joint enterprise, nor shall one party be considered an agent of the other. Neither party is authorized to make any representations or create any obligation or liability, expressed or implied, on behalf of the other party, except as may be expressly provided for in this Agreement.

    15.2 Non-Exclusive. HBOC reserve the right to enter into similar agreements with third parties for the purpose of marketing and distributing their respective products which are the subject of this Agreement or any other products providing the same or similar functions.

    15.3 Access to Books and Records. The parties shall keep complete, accurate, and up-to-date books and records in accordance with generally accepted accounting principles and sound business practices covering all transactions relating to this Agreement. Either party and/or its authorized representatives shall upon reasonable notice have the right (not more than once annually) to inspect, audit, and/or copy such records in order to determine whether all provisions of this Agreement have been met. The parties agree that all information and records obtained in such audit shall be considered Proprietary Information. This right to audit shall be available to either party for up to two (2) years following the termination of this Agreement.

    15.4 Omnibus Reconciliation Act of 1980. If the provisions of Section 952 of the Omnibus Reconciliation Act of 1980, as amended (currently codified at 42 U.S.C. 1395x(v)1(I)), are or become applicable to this Agreement, then, until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, Business Partner shall, upon written request, make available to the Secretary of Health and Human Services, the U. S. Comptroller General, or any other duly authorized representative of the federal government, the contracts and books, documents and records of Business Partner that are necessary to certify the nature and extent of costs related to this Agreement.

    15.5 Compliance with Laws. Business Partner, its employees and agents shall comply with applicable federal, state and local laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, approvals and inspections, in the performance of this Agreement.

    15.6 Export Assurance. HBOC hereby acknowledges and agrees that it will first obtain any export license or approval required by the United States Department of Commerce pursuant to Section 370 of the Export Administrative Regulation prior to exporting the BP Software.

    15.7 Headings. The headings of the paragraphs of this Agreement are for convenience only and shall not be a part of or affect the meaning or interpretation of this Agreement.

    15.8 Exhibits. This Agreement incorporates the attached Exhibits A, B, C, D, E, F, G, H, I, J and K and any subsequent Exhibits or schedules referencing this Agreement, which are signed by both parties.

    15.9 Non-Solicitation of Employees. During the term of this Agreement and for a period of one (1) year thereafter, each party agrees that without the other party's prior written consent neither it nor its Affiliates shall solicit, hire or otherwise retain as an employee or independent contractor any person who during the previous twelve (12) months was an employee of the other party.

    15.10 Assignment. This Agreement and any interest hereunder shall inure to the benefit of and be binding upon the parties and their respective successors, legal representatives and permitted assigns. Upon prior notice to the other party, either party may assign this Agreement:
           (i) to any legal entity in connection with the merger or consolidation of the assigning Party into such entity or the sale of all or substantially all of the assets of the assigning Party to such entity or (ii) to any direct or indirect subsidiary of the assigning party in connection with any corporate reorganization. Except as stated in the previous sentence, neither party may assign or delegate this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld. Any attempt to assign, delegate or otherwise transfer the Agreement in violation of this
           Section 15.11 is voidable by the other party.

    15.11 BP Software Functionality. Business Partner has the right to modify its services in response to market and customer needs. Business Partner can make these modifications as long as the changes are greater than or equal to the current service level and does not materially change from the present BP software functionality.

    15.12 Payment of mutual clients. It is agreed by the parties that Business Partner will pay HBOC a percentage of Business Partner's revenue for sales made to the mutual clients Scottsdale Memorial Health Systems and DC Ranch, to which, HBOC and Business Partner both marketed the BP Software prior to the signing of this Agreement. HBOC will receive 28% of the sublicenses and the total dollars for the Website Fees. The sales made to the mutual clients Scottsdale Memorial Health Systems and DC Ranch, will apply toward the Cumulative Sublicenses in Exhibit C and toward the Sublicense Royalties plus Renewal Targets in Exhibit D for the purposes of calculating discounts on future sublicenses and achieving the Exclusivity targets.

    15.13 Business Partner Advertising. HBOC and Business Partner will mutually agree upon terms and conditions under which advertisements can be sold by Business Partner, HBOC and HBOC's Customers for display within the Business Partner Software sublicensed to HBOC Customers.

    15.14 Disaster Recovery Plan. Business Partner agrees to put together a disaster recovery plan for submission and approval by HBOC within six
           (6) months after execution of this contract.

    15.15 Force Majeure. Neither party shall be responsible or considered in breach of this Agreement for any delay or failure in the performance of any obligation of this Agreement to the extent that such failure or delay is caused by acts of God, fires, explosions, labor disputes, accidents, civil disturbances, material shortages or other similar causes beyond its reasonable control, even if such delay or failure is foreseeable. Provided, however, that the non-performing party provides notice of such cause preventing or delaying performance and resumes its performance as soon as practicable and provided further that the other party may terminate this Agreement upon notice if such non-performance continues for a period of ninety (90) days.

    15.16 Governing Law; Statute of Limitations. The validity and construction of this Agreement shall be governed by, subject to and construed in accordance with the laws of the state of Georgia, excluding its conflicts of law rules. In the event either party employs attorneys to enforce any right arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs. Any claim arising out of or relating to this Agreement shall be commenced within one year of the date upon which the cause of action accrued (or, if one year is shorter than the minimum allowed by law, then the minimum period allowed by law).

    15.17 Notices. All notices, requests, demands and other communications (collectively, "Notices") required or permitted by this Agreement shall be in writing and shall be delivered by hand, telex, telegraph, facsimile or like method of transmission or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

           A. If to HBOC:
           HBO & Company of Georgia
           301 Perimeter Center North
           Atlanta, Georgia  30346
           Attn: General Counsel
           FAX: 404/393-6092
           with a copy to: Vice President, Business Partner Solutions Group

           B.  If to Business Partner:

           HealthDesk(TM) Corporation
           2560 Ninth Street, Suite 220
           Berkeley, California  94710
           Attn: Peter O'Donnell
           FAX:510/883-2190
           with a copy to: Tim Yamauchi, Chief Financial Officer

           If delivered by hand, telex, telegraph, facsimile or like method of transmission, the date on which a Notice is actually delivered shall be deemed the date of receipt and if delivered by mail, the date on which a Notice is actually received shall be deemed the date of receipt. Either party may change the address or designated person for receiving Notices by providing notice in accordance with this Section 15.17.

    15.18 Severability. If any term of this Agreement is held as invalid or unenforceable, the remainder of this Agreement shall not be affected, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

    15.19 Entire Agreement/Amendments. This Agreement, including all Exhibits attached hereto, contains the entire agreement between the parties and supersedes all prior and contemporaneous proposals, discussions and writings by and between the parties and relating to the subject matter hereof. None of the terms of this Agreement shall be deemed to be waived by either party or amended or supplemented unless such waiver, amendment or supplement is written and signed by both parties. The invalidity or unenforceability of any particular provision of this Agreement, as determined by any court of competent jurisdiction or any appropriate legislature, shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted. No usage of trade or industry course of dealing shall be relevant to explain or supplement any term expressed in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

HBO & Company of Georgia                 HealthDesk(TM) Corporation


Signature____________________________    Signature______________________________

By:__________________________________    By:____________________________________

Title:_______________________________    Title:_________________________________

Date:________________________________    Date:__________________________________

                                    EXHIBIT A

                                  BP SOFTWARE
HealthDesk OnLine(TM)
Health Desk OnLine(TM) delivers the tools and expertise that consumers need to take a more active role in general health management. With HealthDesk's record keeping facilities, users can keep track of diet and exercise, personal and family health history, medications as well as take advantage of the available online health resources. As users manage personal data in HealthDesk OnLine, they can also take advantage of links to wide-ranging health education topics. HealthDesk OnLine simplifies, organizes and improves health management.

HealthDesk OnLine(TM)  for Diabetes
HealthDesk OnLine for Diabetes is a groundbreaking Windows application that delivers the tools and expertise that consumers need to take a more active role in diabetes management. With HealthDesk's medical record keeping facilities, patients can keep close tabs on doctor visits, glucose readings, diet and exercise, health history and more. Using the power of the Internet, HealthDesk helps patients to easily log and graph progress and communicate more effectively and efficiently with physicians and other healthcare providers. As patients manage personal data in HealthDesk, they can also take advantage of links to wide-ranging health education topics. HealthDesk OnLIne for Diabetes simplifies, organizes and improves diabetes management.

                                    EXHIBIT B

                          BUSINESS PARTNER LIST PRICES


HealthDesk(TM) Online                       **** Annual Retail Price
                                            (HealthDesk Online Diabetes will be
                                            included at no additional charge
                                            until December 31, 1997)

HealthDesk(TM) Online for Diabetes          ****

************                                ****

************                                ****

                                    EXHIBIT C
                                    ---------

                                    ROYALTIES


                    Cumulative                HBOC
                    Sublicenses               Discount

                    ---------------------------------------------
                    **** -   ****             ****
                    **** -   ****             ****
                    **** -   ****             ****
                    **** -   ****             ****
                    **** -   ****             ****

Every sublicense renewal will count as a new sublicense and will accrue toward the Cumulative total for the purposes of this discount structure.

Maintenance: The following is the standard maintenance fee, however, in the event, a non-standard request or need arises, which could materially affect Business Partner's costs, HBOC and Business Partner in good faith will endeavor to negotiate a mutually agreeable maintenance fee. HBOC will pay Business Partner annual maintenance and support fees for each HBOC Customer with active End Users as follows:

Standard Maintenance Fee Schedule

         # of Active End Users             Annual Maint/Support Fee
                < 1000                                ****
              1000 - 1999                             ****
              2000 - 2999                             ****
              3000 - 3999                             ****
              4000 - 4999                             ****
              5000 - 5999                             ****
              6000 - 6999                             ****
              7000 - 7999                             ****
              8000 - 8999                             ****
              9000 - 9999                             ****
            10,000 - 10,999                           ****
            11,000 - 11,999                           ****
            12,000 - 12,999                           ****
            13,000 - 13,999                           ****
            14,000 -14,999                            ****
              15,000 - up                             ****

                                    EXHIBIT D
                                    ---------

                                   EXCLUSIVITY



Business Partner will not market the BP Software to the competitors of HBOC, including but not limited to:

****
****
****
****
****
****
****
****
****

Health Information Technology companies whose primary markets are integrated health systems or Manage Care Organizations

The above list will be reviewed and updated on a quarterly basis by Business Partner and HBOC.

In the event that Business Partner feels that there might be a potential conflict Business Partner will contact the HBOC Business Partner Solution Group Representative for review and approval.

The following are the quarterly cumulative revenue targets required of HBOC to maintain the exclusivity:

                  Quarters                Cumulative Sublicense Royalties and
                                                Renewal Revenue Targets
                    1997
            Fourth quarter 1997                       ****
                    1998
             First quarter 1998                       ****
            Second quarter 1998                       ****
             Third quarter 1998                       ****
            Fourth quarter 1998                       ****
                    1999
             First quarter 1999                       ****
            Second quarter 1999                       ****
             Third quarter 1999                       ****
            Fourth quarter 1999                       ****
                    2000
             First quarter 2000                       ****
            Second quarter 2000                       ****
             Third quarter 2000                       ***

                                    EXHIBIT E
                                    ---------

                            REQUIRED SUBLICENSE TERMS

The provisions of HBOC's form of Information Systems Agreement in use in the country in which the BP Software will be licensed shall be used by HBOC or its Affiliates or distributors. Those provisions protecting HBOC's proprietary rights shall not be modified in any way more adverse to Business Partner's Software specifically than the same provisions applicable to HBOC Software.

                                    EXHIBIT F
                                    ---------

                                    TERRITORY

                                    Worldwide

                                    EXHIBIT G
                                    ---------

                           TRADEMARK/LOGO REQUIREMENTS

                                    EXHIBIT H
                                    ---------

                   SOFTWARE SUPPORT AND ESCALATION PROCEDURES

For HBOC Customers operating standalone sublicenses fo the BP Software:

A software product problem report will be classified as a product "defect" when the following conditions are met:

         1.    The problem can be reproduced by HealthDesk staff.
         2. The problem is determined by HealthDesk to reside within the application software produced by HealthDesk. 3. The problem exists in the most recently released version of the product or module.
         4. The problem is of a nature that impairs customer data integrity and/or severely limits the effectiveness of key product features.
         5. No suitable workaround procedure can alleviate the problem's effect.

Defects will be immediately escalated from the customer support manager to the product manager and the software development manager. There, the determination will be made as to whether a resolution of the defect is to be provided as:

         1.    a component of a product version upgrade;
         2.    a component of a product release upgrade, or;
         3.    a software patch specific to the defect.

HealthDesk's service level definition for defect resolution is to remain consistent with industry standards for response to problems of this nature in mass market, consumer software products.


The service level statement is that HealthDesk will supply a resolution for 90 percent of such problems within 24 hours and the remainder within 3 days.

In the event that BP Software is integrated with any HBOC's Software, Business Partner will follow the following Support and Escalation Procedures:

Business Partner shall perform all technical support for HBOC Sublicensees of the BP Software. Business Partner shall provide its best efforts to resolve all support requests within the following guidelines:

Priority 1 (System Down) - where the system is defined as any one of HBOC=s software systems, and that system has been rendered inoperable due to problems or suspected problems with the BP Software. Business Partner shall respond to the HBOC Customer immediately to begin problem resolution and shall assist HBOC Customer in resolving the problem within twenty-four (24) hours.

Priority 2 (Application Down) - where the application is defined as a subsystem (e.g. Accounts Payable, Medical Records, etc.) within HBOC=s total system, and that application or a portion of that application has been rendered inoperable due to problems or suspected problems with the BP Software. Business Partner shall respond to HBOC Customer immediately to begin problem resolution and shall assist HBOC Customer in resolving the problem within forty-eight (48) hours.

Priority 3 (All Others) - where other problems or defects in the BP Software that do not constitute a higher severity level are encountered. In these cases Business Partner shall respond to HBOC Customer within two (2) hours to begin problem resolution, which is expected to be completed within seven (7) business days.

                                    EXHIBIT I

                                 CUSTOMIZATIONS


A.    Standard Customizations for customers - No Cost
      - On-line home screen for logos and narratives. A standard modification customization.
      - E-mail home screen - A standard template will also be provided.
      - Hot link(URL) back to the HBOC Customer's website
B.    Other Customizations - ****
      This is any other customization other than what is explained in A. above, which will be billed at ****.
C.    HBOC customer defined content  - ****

                                    EXHIBIT J

                     HBOC BUSINESS PARTNER LOGO USAGE POLICY



        Components. The HBOC Authorized Business Partner logo is a single item. Individual parts should not be used separately.

        Usage. The HBOC Authorized Business Partner logo can be used in a number of ways. Suggestions include placing the logo on business cards, fact sheets, sales collateral, trade show booths, slide presentations, letterhead, shirts, jackets, etc.

        Size. The logo should be reproduced in a size proportionate to surrounding elements. It should never be reproduced so small as to be illegible.

        Availability. The logo can be reproduced directly from the stat sheets. Additional stat sheets can be obtained from the Business Partner Solutions Group.

        Authorization. You are permitted to use the HBOC Authorized Business Partner logo as long as a valid Business Partner agreement is in place with HBOC. All documents or other materials utilizing the HBOC logo must be submitted to HBOC for approval prior to publication/usage. If for any reason the Business Partner agreement between our companies is terminated you must stop all usage of the logo. Any preprinted material using the logo and all stat sheets must be returned to HBOC or certified by you as having been destroyed.

                                    EXHIBIT K

                   BUSINESS PARTNER SOFTWARE LICENSE AGREEMENT